Exhibit 23(m)(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                           Amendment #1 to EXHIBIT A
                                  to the Plan

                       FEDERATED EQUITY INCOME FUND, INC.

                                 Class A Shares


      This Amendment #1 to Exhibit A to the Plan is adopted as of the15th day of November, 2007 by Federated Equity Income Fund, Inc. with respect to the Class A Shares of the Corporation set forth above.

      The fees paid by FSC and reimbursed by the Class shall not exceed 0.05 of 1% of the average aggregate net asset value of the Shares held during the month.

      Witness the due execution hereof this 1st day of December, 2007.

                                     FEDERATED EQUITY INCOME FUND, INC.


                                     By:  /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title:  President